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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of U.S. Vision, Inc. for the registration of 2,686,588 shares of its common stock and to the incorporation by reference therein of our report dated March 17, 1999, with respect to the consolidated financial statements of U.S. Vision, Inc. included in its Annual Report on Form 10-K for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
November 23, 1999